Exhibit 107
Calculation of Filing Fee Table
Form S-4
(Form Type)
FTAI Finance Holdco Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities
Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.01 per share	457(f)	329,104 shares(2)	$17.26(3)	$5,680,335.04	0.0001102	$625.97
Total Offering Amounts						$5,680,335.04	0.0001102	$625.97
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$625.97

(1)
All securities being registered are issued by FTAI Finance Holdco Ltd. (to be known as FTAI Aviation Ltd. following the merger), a Cayman Islands exempted company (the “Registrant”) in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of August 12, 2022, as described in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-266851) (the “Prior Registration Statement”), as amended on September 14, 2022, September 29, 2022 and October 4, 2022 and declared effective as of October 11, 2022.

(2)
Represents the additional number of Class A ordinary shares, par value $0.01 per share (the “Common Shares”), of the Registrant estimated to be issuable upon the completion of the merger described herein. In connection with the filing of the Prior Registration Statement, an aggregate of (i) 99,378,771 Common Shares, (ii) 4,180,000 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), (iii) 4,940,000 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (the “Series B Preferred Shares) and (iv) 4,200,000 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (the “Series C Preferred Shares”), was registered with the Securities and Exchange Commission. The Registrant now anticipates that up to 329,104 additional Common Shares may be issued upon the completion of the merger.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) promulgated thereunder. The aggregate offering price is the product of the average of the high and low prices of the FTAI Common Shares ($17.26), as reported on the Nasdaq Global Select Market on November 7, 2022 multiplied by (y) the maximum number of FTAI Common Shares, to be registered in this registration statement.

Carry Forward Securities
N/A
Table 2: Fee Offset Claims and Sources
N/A
Table 3: Combined Prospectuses

N/A